EXHIBIT E - FORM OF
                                                                CREDIT AGREEMENT
                                                                      SUPPLEMENT


                                                                          [DATE]

To each of the Banks under the Credit
     Agreement referred to below


Ladies and Gentlemen:

     Reference is made to the Second Amended and Restated Credit Agreement dated as of September __, 2002 (as amended or modified from time to time, the "Credit Agreement") among Paxar Corporation, a New York corporation ("Paxar"), the other Borrowers (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     [NAME AND JURISDICTION OF INCORPORATION OF ADDITIONAL BORROWER] (the "Additional Borrower"), in consideration of the agreement of each Bank to extend credit to it from time to time under, and on the terms and conditions set forth in, the Credit Agreement does hereby assume each of the obligations imposed upon an Additional Borrower under the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement.

           The Additional Borrower hereby agrees as follows:

     1. The Additional Borrower hereby agrees, as of the date first above written, to be bound as a Borrower by all of the terms and conditions of the Credit Agreement to the same extent as each of the other Borrowers as if it had been a party thereto as a Borrower. The Additional Borrower further agrees, as of the date first above written, that each reference in the Credit Agreement to a "Borrower" shall, as and where the context requires also mean and be a reference to the Additional Borrower, and each reference in any other Loan Document to a "Borrower" or a "Loan Party" shall also mean, as and where the context requires and be a reference to the Additional Borrower.

     2. The Additional Borrower hereby represents and warrants to the Administrative Agent and each of the Banks that the representations and warranties contained in each Loan Document are correct on and as of the date hereof as though made on and as of such date other than any such representations and warranties that, by their terms, refer to a date other than the date hereof, in which case as of such specific date (provided that the representations and warranties referred to therein may be qualified, to the reasonable satisfaction of the Administrative Agent, to take into account requirements of the local laws of the foreign jurisdiction in which the Additional Borrower is located)

     3. Pursuant to the terms of the Credit Agreement, the Administrative Agent hereby indicates its approval of the Additional Borrower.

     4. This Credit Agreement Supplement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     5. (a) THIS CREDIT AGREEMENT SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement Supplement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement Supplement, the Additional Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Additional Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Additional Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Credit Agreement Supplement or any other Loan Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Additional Borrower. The Additional Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Additional Borrower hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as its agent to receive on behalf of the Additional Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. The Additional Borrower irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Additional Borrower at its address set forth on the signature pages hereof, such service to become effective 30 days after such mailing. The Additional Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent,, any Lender Party or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Additional Borrower in any other jurisdiction.

          (b) The Additional Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement Supplement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) To the extent that the Additional Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Additional Borrower to the extent permitted by law hereby irrevocably waives such immunity in respect of its obligations under this Credit Agreement Supplement or any other Loan Document and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, or any other similarly applicable foreign law and are intended to be irrevocable for purposes of such Act or any other similarly applicable foreign law.

     6. The Additional Borrower hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Credit Agreement Supplement or any of the other Loan Documents to which it is a party, or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.


                               Very truly yours,

                               [NAME OF ADDITIONAL BORROWER]


                               By
                                  ------------------------------------------
                                     Name:
                                     Title:
                                     Address:




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                                Accepted and Agreed:

                                FLEET NATIONAL BANK,
                                   as Administrative Agent


                                By
                                   ----------------------------------------
                                     Title:




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